EXHIBIT 99.1

AEGION®

Stronger. Safer. Infrastructure.®



Investor Book

Spring 2018

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and in subsequently filed documents. In light of these risks, uncertainties and **assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or** projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this presentation are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of preliminary estimates which are forward-looking statements and are subject to change, possibly materially. Information regarding the impacts of the Tax Cuts and Jobs Act is based on our current calculations, as well as our current interpretations, assumptions and expectations, which are subject to further change.

About Non-GAAP Financial Measures

Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the fourth quarters and years ended December 31, 2017 and 2016 exclude charges related to the Company's restructuring efforts, goodwill and intangible asset impairments, acquisition and divestiture-related activities, impacts from the Tax Cuts and Jobs Act, impacts from 2016 legal settlements and reversal of a contingency reserve.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

Aegion Combines Innovative Technologies with Market-Leading Expertise to Maintain, Rehabilitate and Strengthen Infrastructure

$1.3 Billion in Record 2017 Revenues with a Presence in More Than 80 Countries on Six Continents

Infrastructure Solutions





$612 million

(2017 Revenues)

- Global water & wastewater pipeline rehabilitation
- Pioneered cured-in-place pipe (CIPP) solution in 1970's; North America market leader today

Corrosion Protection





$456 million

(2017 Revenues)

- Pipeline corrosion prevention
- Pipeline integrity management
- Leading provider of cathodic protection services in North America

Energy Services





$291 million

(2017 Revenues)

- Industrial facility maintenance and specialty services
- Leading provider of maintenance services in 13 out of 17 refineries on the West Coast

AEGION®
Stronger. Safer. Infrastructure.®

Reshaping the Portfolio to Position Aegion's Technologies and Services in the Right End Markets with the Right Earnings Profile

Aegion's Transformation

2014 – 2015	2016 – 2017	Future
Simplify Brand Clarity Realigned Reporting Segments Rationalized Geographies	**Focus** Core Markets Performance Culture Innovation Customer-Focus	**Organic Growth** Leverage Favorable Markets Sales Excellence Continuous Improvement Disciplined M&A

2014 Restructuring

- Formed reporting segments
- Exited six loss-producing small international CIPP markets

Actions to Execute Strategy

- Acquired Fusible PVC® pipe for pressure pipe market
- Reduced upstream exposure in Energy Services and Corrosion Protection
- Addressing underperforming operations

AEGION®
Stronger. Safer. Infrastructure.®

Multiple Strategic Initiatives Underway to Better Position Aegion in the Markets We Serve and Deliver Sustainable Long-Term Value

Infrastructure Solutions

Exited North America Non-Pipe Contract Application of Tyfo® System

- Substantially completed remaining work in backlog, with project losses negatively impacting FY'17 operating results
- Recognized $86 million pre-tax impairment charge on Fyfe intangible assets

Restructured CIPP Operations in Australia & Denmark

- Right-sized businesses and realigned resources
- Placed experienced expatriates in both businesses to share North America CIPP best practices
- Appropriately sized and structured businesses to significantly improve performance in 2018

Corrosion Protection

Addressed North America Cathodic Protection Underperformance

- ***Canada:*** Market weakness limited opportunities, resulting in restructuring to right-size organization to match market needs
- ***United States:*** Invested in key leadership and implemented disciplined approach to project risk management

Further Reducing Upstream Exposure Through Planned Bayou Divesture

- Announced decision to divest pipe coating and insulation business in Louisiana
- Sales process still underway with targeted completion during 1H'18

AEGION
Stronger. Safer. Infrastructure.

Rebalanced Earnings Profile to Match Market Dynamics and Reduce Earnings Volatility

Revenue Mix



2014
2% Mining
16% Downstream
19% Midstream
17% Upstream
46% Not Related to Oil & Gas
Impacted by depressed oil prices
2018P
2% Mining
25% Downstream
18% Midstream
4% Upstream
51% Not Related to Oil & Gas

Total Revenues

$ in millions



$1,331
"Flat with 2017"
2014
2018P

Following the targeted sale of Bayou, Aegion will have shed ~$250M of revenues in upstream exposure since 2014, offset by growth in more stable end markets

~60% of Consolidated Revenues Typically Come from Recurring Sources

AEGION
Stronger. Safer. Infrastructure.®

Infrastructure Solutions' North American Wastewater Market Provides Sustainable Organic Growth Opportunities

North American Municipal Wastewater Pipeline Rehabilitation

33%
Consolidated revenues in 2017

39%
Consolidated adjusted[1] gross profit in 2017

Aegion's largest and most profitable market

[1]*Adjusted (non-GAAP) reconciliation can be found in the Appendix*

Wastewater CIPP Rehabilitation

Objectives *– Maintain share and margins in North America while also targeting select markets for expansion in Europe*



Acquired three businesses in 2016 and early 2017 serving Denmark, Sweden, Northern Ireland, Scotland and the U.K.

Expand wastewater CIPP operations in targeted underserved regions in North America

Other opportunities for growth

- Global third-party product sales
- Productivity improvements to increase gross margin

North American Wastewater CIPP Market	
Addressable market	>$1 billion
Annual growth rate	Low single digits
Market characterization	Aegion is market leader

AEGION
Stronger. Safer. Infrastructure.

Favorable Market Conditions and Internal Investments Support a Favorable Outlook for Aegion's Pressure Pipe Portfolio

Infrastructure Solutions Pressure Pipe Portfolio



New Design

InsituMain® CIPP

Cured-in-place pipe



Tite Liner® system

Thermoplastic lining

Part of Corrosion Protection



Fusible PVC® pipe

Pipe bursting, sliplining and horizontal directional drilling



New Design

Tyfo® system

Fiber-reinforced polymer

North American Pressure Pipe Market	
Addressable market	>$1 billion
Annual growth rate	Mid-single digits
Market characterization	Fragmented with various alternative solutions

Current Initiatives

- Sales team in its first full year marketing the expanded product portfolio to customers
- R&D success:
  - Improved design and functionality of InsituMain® CIPP product
  - Reduced the cost for the Tyfo® system

AEGION®

Stronger. Safer. Infrastructure.®

Corrosion Protection Positioned to Capitalize on Expected Growth in Midstream Energy Pipeline Maintenance

Midstream Oil & Gas Pipeline Maintenance





Cathodic Protection Services

- Over 50 percent of 2017 platform revenues
- Primarily midstream oil & gas pipeline maintenance
- Pipeline inspection services to monitor corrosion

Upstream Oil & Gas, Mining Pipeline Protection





Tite Liner® Pipe Lining System

- Protects oil, gas and mining pipelines from corrosive and abrasive materials
- Tite Liner® system is also part of the pressure pipe portfolio for municipal pipeline rehabilitation





Coating Services

- External pipe weld coatings
- Robotics for internal pipe weld coatings

AEGION®
Stronger. Safer. Infrastructure.®

Asset Integrity Management Technology is a Vehicle to Expand Cathodic Protection Services with Top Customers

North American Cathodic Protection Services

Long-term objective: Grow revenues faster than the market

- Top 15 customers represent > 30 percent of revenues for cathodic protection services
- Pipeline inspection activities typically result in additional work for Corrosion Protection's other services to meet the needs of the customer, including engineering, system installation and corrosion remediation

Over one million miles of regulated pipelines in North America

North American Cathodic Protection Services Market	
Addressable market	>$1 billion
Annual growth rate	Mid-single digits
Market characterization	Aegion is the largest player in a fragmented market



2
Digitized into a central repository
1
Field data collected
3
Customers can access data on demand
ASSET INTEGRITY MANAGEMENT
We are improving the data gathering process to increase accuracy and speed data transfer.

Surveyed nearly 25,000 miles of pipelines in 2017

- Currently, the system contains over 18,000 miles of pipeline data loaded across 30 customers
- Expect to add all 2018 pipeline survey data to the database
- Data from multiple years allows trend analysis and provides customers a more robust view of pipeline integrity issues
- Technology has reduced survey cycle time delivery to the customer by more than 70%

Energy Services Platform Positioned to Deliver Improving Operating Income and Cash Flows with Levers for Growth


Refinery locations

Refinery Fundamentals

- California ranks 3rd and Washington 5th in U.S. oil refining capacity
- West coast oil refinery utilization is over 90 percent
- Aging infrastructure

Energy Services

Objective – Grow revenues annually by mid-single digits through expanded services and increase operating margins 300 to 400 basis points by 2019 from 2016 levels

- Leverage oil refinery customer relationships
- Extend services to adjacent energy industries
- Continuous drive to improve operating efficiencies

2017 Performance Highlights Offset Challenges at Restructured Businesses and Position Aegion for 2018 Growth

1. ***Safety Performance***: 50% reduction in Lost Time Incident Rate
2. ***North America CIPP***: Record revenues, new orders and adjusted operating income
3. ***Large Deepwater Project***: Successful execution on largest project in Company's history
4. ***Energy Services***: Significant year-over-year improvement following FY'16 restructuring
5. ***Sales Culture***: Recent investments paid dividends in FY'17, leading to record orders



New Orders
in USD millions
20%
$1,135
$1,362
$249
$342
$544
+23%
+16%
+21%
$306
$398
$658
FY'16
FY'17
Energy Services
Corrosion Protection
Infrastructure Solutions

AEGION
Stronger. Safer. Infrastructure.

Targeting Adjusted EPS Improvement of More Than 30% on Market Strength & Improved Operational Discipline

2018 Keys to Success

1. Maintain North America CIPP share and margins
2. Successfully execute Middle East field-joint coating projects to help offset lost contribution from large deepwater insulation project
3. Improve project execution and margins within U.S. cathodic protection
4. Return restructured businesses to profitability



AEGION

Stronger. Safer. Infrastructure.

Infrastructure Solutions Expected to Maintain North America CIPP Strength & Improve Profitability at Restructured Businesses

Infrastructure Solutions Contract Backlog



$328.9
$283.4
$ million USD
+16.1%
12/31/2016
12/31/2017

- Backlog remains near record levels on ongoing strength in new orders, and healthy levels of municipal and infrastructure spending

2018 Outlook

- Revenues expected to grow in the low to mid-single digit range, following record revenue and orders growth in 2017
- Adjusted operating margins expected to improve 100 to 200 basis points, driven by improvements at restructured operations

Catalysts for Growth

- Further penetration into pressure pipe market
- Continued investments in underserved regions of North America CIPP business
- Pursuing increased third-party product sales in North America, Europe and several Asian countries




Insituform® CIPP



Tyfo® system




Fusible PVC® pipe

AEGION®
Stronger. Safer. Infrastructure.®

Corrosion Protection Positioned Well for 2018 on Improved Performance in Cathodic Protection and Execution on New Projects

Corrosion Protection Contract Backlog



Remaining Backlog
$ million USD
$116.6
$152.2
+30.6%
12/31/2016
12/31/2017



Large Deepwater Project
$ million USD
$96.8
-96.4%
$3.5
12/31/2016
12/31/2017

- Middle East contracts for robotic internal pipe field-joint coatings valued at ~$35 million with approximately 80 percent of value planned in 2018 at strong margins
- Two Tite Liner® system pipe linings projects in Central and South America, with a combined value of approximately $10 million, expected to be completed in 2018
- Growing customer inquiries within linings, pipe coatings and insulation as oil prices trade in a more stable range

2018 Outlook

- Revenues expected to decline 10% to 15%, reflecting lost top-line contribution from large deepwater insulation project; Excluding the project, revenues projected to increase 15% to 20%
- Adjusted operating margins expected to be 3% to 4%

Note: *Current projections include Bayou results through Q1'18*

Catalysts for Growth

- Continued commercialization of asset integrity management system, creating a multiplier effect for other cathodic protection capabilities including inspection, engineering, installation and remediation
- Successful execution of Middle East contracts could bolster future growth in the region



Cathodic Protection Services



Tite Liner® system



Robotic Interior Weld Coating

Energy Services Continues to Deliver Improved Performance Following Successful 2016 Restructuring

Energy Services Contract Backlog*



$192.8
$207.8
$ million USD
+7.8%
12/31/2016
12/31/2017

- Outlook for downstream refinery maintenance services remains robust based on strong backlog and position as the lead maintenance provider in 13 of 17 refineries on the West Coast

**Represents estimated unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.*

2018 Outlook

- Expect mid-single digit revenue growth in 2018
- Adjusted operating margins expected to improve 75 to 150 basis points

Catalysts for Growth

- Successful trade union transitions further strengthening partnership with customers
- Efforts underway to expand services to customers in safety, mechanical maintenance, turnaround support, electrical and instrumentation maintenance, scaffolding services and small cap construction activities



Mechanical maintenance services, primarily piping, electrical & instrumentation maintenance, engineering, small capital construction and turnaround support services

AEGION
Stronger. Safer. Infrastructure.

Aegion Maintaining Financial Strength Through Healthy Cash Flow Generation & Disciplined Capital Allocation

Cash Flow Metrics

	FY'17	FY'16
Operating Cash Flows	**$ 66.3**	**$ 73.2**
Capital Expenditures	(30.8)	(38.8)
Free Cash Flows	**$ 35.5**	**$ 34.4**
Share Repurchases	**$ (37.8)**	**$ (44.5)**
Operating Cash Flow Conversion*	1.9x	1.9x
Free Cash Flow Conversion*	1.0x	0.9x

Cash flow conversion metrics in line with long-term targets

Capital Allocation Priorities for 2018


Strong Cash Flow
Debt Repayment
Targeting leverage less than 3x
Capital Spend
Expect 2018 capex of $30 - $35M
Share Repurchases
Approved for $30M in FY'18; Actuals based on market price
M&A
Targeting organic growth; Will employ disciplined approach to drive value

*Operating and free cash flow conversion metrics calculated using Adjusted Net Income; Adjusted (non-GAAP) reconciliations can be found in the appendix of this presentation

AEGION
Stronger. Safer. Infrastructure.®

Management Focused on Delivering Long-Term Financial Targets

EPS GROWTH:
LOW TO MID-DOUBLE DIGITS

REVENUE GROWTH:
LOW TO MID-SINGLE DIGITS

OPERATING MARGINS:
AT LEAST 7 PERCENT BY 2019


AVERAGE
THREE-YEAR
GROWTH
TARGETS

OPERATING CASH FLOW:
> THAN 2x NET INCOME

FREE CASH FLOW:
> THAN 1x NET INCOME

RETURN ON INVESTED CAPITAL:
APPROACHING 10 PERCENT BY 2019*

Growth targets based off 2016 adjusted results; Targets communicated in October 2016 for growth to be achieved in the 2017 – 2019 timeframe.

**ROIC long-term target adjusted to 10% versus 9% previously, to reflect approximately 100 basis points of estimated improvement due to lower effective tax rate as a result of recent U.S. tax reform*

AEGION
Stronger. Safer. Infrastructure.

Appendix

2018 Supplemental Outlook Items

Consolidated Revenues

Expect total revenues to be essentially flat with 2017's record results, offsetting the loss of nearly $95 million in top-line contribution from the large deepwater project in 2017

Adjusted Gross Margins & Adjusted Operating Margins

Expect increase between 50 and 100 basis points for both measures, driven primarily by improvements in restructured businesses

Adjusted Operating Expense

2018 adjusted operating expense as a percent of consolidated revenues expected to be near 2017 levels at approximately 16% of revenues

Interest Expense

2018 interest expense expected to be $13.5 to $14.5 million, reflecting lower expected debt levels

Effective Tax Rate

2018 full-year effective tax rate is expected to be 23% to 24%, benefitting from recent U.S. tax reform

Non-Controlling Interest

Expect income attributable to non-controlling interests of $2.0 to $2.5 million, reflecting earnings expectations for joint ventures in the Middle East and Asia

2017 Restructuring Costs & Savings

Expect total restructuring costs and related impairment charges of $115 to $120 million, inclusive of $110 million incurred in 2017.
Expect total cost reductions in excess of $20 million ($12 million Infrastructure Solutions, $4 million Corrosion Protection, $4 million Corporate & Other)

AEGION®
Stronger. Safer. Infrastructure.®

Aegion Financial Summary

Selected financial results for the quarters and years ended December 31, 2017 and 2016 – Adjusted[1] (non-GAAP)

(in USD thousands, except margins and per share information)	Q4'17	Q4'16	Change	FY'17	FY'16	Change
Revenues	$ 337,499	$ 321,802	4.9 %	$ 1,359,019	$ 1,221,920	11.2 %
Adjusted Gross Profit	64,190	71,400	(10.1)%	284,968	257,069	10.9 %
Adjusted Gross Margin	*19.0 %*	*22.2 %*	*-320 bp*	*21.0 %*	*21.0 %*	*0 bp*
Adjusted Operating Income	13,554	21,945	(38.2)%	70,159	63,813	9.9 %
Adjusted Operating Margin	*4.0 %*	*6.8 %*	*-280 bp*	*5.2 %*	*5.2 %*	*0 bp*
Segment Adjusted Operating Income						
Infrastructure Solutions	$ 11,326	$ 10,402	$ 924	$ 43,336	$ 56,091	$ (12,755)
Corrosion Protection	807	10,128	(9,321)	20,626	6,373	14,253
Energy Services	1,421	1,415	6	6,197	1,349	4,848
Adjusted Net Income (Attributable to Aegion Corporation)	$ 6,544	$ 15,044	(56.5)%	$ 34,785	$ 38,641	(10.0)%
Adjusted Diluted Earnings per Share (Attributable to Aegion Corporation)	$ 0.20	$ 0.44	(54.5)%	$ 1.03	$ 1.10	(6.4)%

[1] *Adjusted financial results are defined as GAAP results excluding certain isolated items (non-GAAP). See reconciliation to GAAP in the following pages.*

FY'17 Non-GAAP Reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Long-Lived Asset and Goodwill Impairments (2)	Acquisition/ Divestiture Related Expenses (3)	Tax Cuts and Jobs Act (4)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 1,074,207	$ (156)	$ —	$ —	$ —	$ 1,074,051
Gross Profit	284,812	156	—	—	—	284,968
Operating Expenses	225,826	(11,017)	—	—	—	214,809
Goodwill Impairment	45,390	—	(45,390)	—	—	—
Definite-lived Intangible Asset Impairment	41,032	—	(41,032)	—	—	—
Acquisition and Divestiture Expenses	2,923	—	—	(2,923)	—	—
Restructuring and Related Charges	12,814	(12,814)	—	—	—	—
Operating Income (Loss)	(43,173)	23,987	86,422	2,923	—	70,159
Other Income/(Expense)	(2,201)	—	—	161	—	(2,040)
Income (Loss) before Taxes	(61,230)	23,987	86,422	3,084	—	52,263
Taxes on Income (Loss)	5,005	3,206	7,806	1,068	(2,426)	14,659
Net Income (Loss) (attributable to Aegion Corporation)	$ (69,054)	$ 20,781	$ 78,616	$ 2,016	$ 2,426	$ 34,785
Diluted Earnings (Loss) per Share	**$ (2.08)**	**$ 0.62**	**$ 2.35**	**$ 0.06**	**$ 0.08**	**$ 1.03**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $156 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $11,017 primarily related to wind-down and other restructuring-related charges; and (iii) pre-tax restructuring and related charges of $12,814 related to employee severance, extension of benefits, employment assistance programs and early lease and contract termination costs.

(2) Includes non-GAAP adjustments related to pre-tax charges for: (i) goodwill impairment of $45,390 for the Fyfe reporting unit; and (ii) definite-lived intangible asset impairment of $41,032 for Fyfe North America.

(3) Includes non-GAAP adjustments primarily related to expenses incurred in connection with the Company's acquisition of Environmental Techniques and the Company's planned divestiture of Bayou.

(4) Includes non-GAAP adjustments related to additional income tax charges incurred as a result of the Tax Cuts and Jobs Act.

FY'16 Non-GAAP Reconciliation

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition-Related Expenses (2)	Litigation Settlement (3)	Reversal of Contingency Reserve (4)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 968,756	$ (333)	$ (3,572)	$ —	$ —	$ 964,851
Gross Profit	253,164	333	3,572	—	—	257,069
Operating Expenses	197,099	(6,179)	—	—	2,336	193,256
Gain on Litigation Settlement	(6,625)	—	—	6,625	—	—
Acquisition-Related Expenses	2,696	—	(2,696)	—	—	—
Restructuring and Related Charges	9,168	(9,168)	—	—	—	—
Operating Income	50,826	15,680	6,268	(6,625)	(2,336)	63,813
Other Income/(Expense)	(694)	248	—	—	—	(446)
Income before Taxes	35,269	15,928	6,268	(6,625)	(2,336)	48,504
Taxes on Income	6,109	5,701	1,902	(2,643)	(878)	10,191
Net Income (attributable to Aegion Corporation)	$ 29,488	$ 10,227	$ 4,366	$ (3,982)	$ (1,458)	$ 38,641
Diluted Earnings per Share	**$ 0.84**	**$ 0.29**	**$ 0.12**	**$ (0.11)**	**$ (0.04)**	**$ 1.10**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $333 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $6,179 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $9,168 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs; and (iv) pre-tax restructuring charges for other expense of $248 related to the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $3,572 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $2,696 incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions.

(3) Includes the gain on settlement of two lawsuits related to the December 2012 departure of several key leaders in sales and operations for the Tyfo® system.

(4) Includes the reversal of a pre-tax contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

Infrastructure Solutions FY'17 Non-GAAP Reconciliation

(in USD thousands)	Year Ended December 31, 2017			Year Ended December 31, 2016		
	As Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 612,154	$ —	$ 612,154	$ 571,551	$ —	$ 571,551
Cost of Revenues	471,331	(141)	471,190	429,870	(3,627)	426,243
Gross Profit	140,823	141	140,964	141,681	3,627	145,308
Operating Expenses	106,397	(8,769)	97,628	89,477	(260)	89,217
Goodwill Impairment	45,390	(45,390)	—	—	—	—
Definite-lived Intangible Asset Impairment	41,032	(41,032)	—	—	—	—
Gain on Litigation Settlement	—	—	—	(6,625)	6,625	—
Acquisition-Related Expenses	651	(651)	—	2,696	(2,696)	—
Restructuring and Related Charges	9,160	(9,160)	—	2,630	(2,630)	—
Operating Income (Loss)	$ (61,807)	$ 105,143	$ 43,336	$ 53,503	$ 2,588	$ 56,091

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs and other restructuring charges; (ii) impairment charges to goodwill and definite-lived intangible assets related to the Fyfe reporting unit; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Environmental Techniques.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisition of Underground Solutions; (iii) gain on litigation settlement; and (iv) acquisition expenses incurred primarily in connection with the Company's acquisition of Underground Solutions, selected assets of Fyfe Europe, the CIPP business of Leif M. Jensen A/S and Concrete Solutions.

Corrosion Protection FY'17 Non-GAAP Reconciliation

(in USD thousands)	Year Ended December 31, 2017			Year Ended December 31, 2016		
	As Reported (GAAP)	Adjustments[1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments[2]	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 456,139	$ —	$ 456,139	$ 401,469	$ —	$ 401,469
Cost of Revenues	347,899	(15)	347,884	318,200	(278)	317,922
Gross Profit	108,240	15	108,255	83,269	278	83,547
Operating Expenses	89,877	(2,248)	87,629	77,657	(483)	77,174
Acquisition and Divestiture Expenses	2,272	(2,272)	—	—	—	—
Restructuring and Related Charges	3,654	(3,654)	—	3,803	(3,803)	—
Operating Income	$ 12,437	$ 8,189	$ 20,626	$ 1,809	$ 4,564	$ 6,373

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with severance and benefit related costs, early lease and contract termination costs, and other restructuring charges; and (ii) expenses incurred in connection with the planned divestiture of Bayou.

(2) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

Energy Services FY'17 Non-GAAP Reconciliation

(in USD thousands)	Year Ended December 31, 2017			Year Ended December 31, 2016		
	As Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments[(1)]	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 290,726	$ —	$ 290,726	$ 248,900	$ —	$ 248,900
Cost of Revenues	254,977	—	254,977	220,686	—	220,686
Gross Profit	35,749	—	35,749	28,214	—	28,214
Operating Expenses	29,552	—	29,552	29,965	(3,100)	26,865
Restructuring and Related Charges	—	—	—	2,735	(2,735)	—
Operating Income (Loss)	$ 6,197	$ —	$ 6,197	$ (4,486)	$ 5,835	$ 1,349

(1) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges; and (ii) reversal of a contingency reserve established as part of the opening balance sheet for the acquisition of Brinderson L.P.

AEGION
Stronger. Safer. Infrastructure.